Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real San Diego, California 92130-3002 o: 858.350.2300 f: 866.974.7329

March 28, 2025

Whitehawk Therapeutics, Inc.

2 Headquarters Plaza

East Building, 11th Floor

Morristown, NJ 07960

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Whitehawk Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 7,534,035 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), consisting of (i) an additional 987,228 shares of Common Stock reserved for issuance pursuant to future awards under the Company’s Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”) as a result of the annual evergreen increase under the 2021 Plan, (ii) an additional 6,300,000 shares of Common Stock reserved for issuance pursuant to the 2021 Plan, which was approved by stockholders at a special meeting on February 28, 2025, and (iii) an additional 246,807 shares of Common Stock reserved for issuance under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) as a result of the annual evergreen increase under the 2021 ESPP. As the Company’s legal counsel, we have reviewed the actions proposed to be taken by the Company in connection with the issuance and sale of the Shares to be issued under such plans (which plans are referred to herein as the “Plans”).

It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI

WILSON SONSINI GOODRICH & ROSATI,
Professional Corporation

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